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                                                               EXHIBIT 99.D4
                                  Schedule A
                     to the Investment Advisory Agreement
               dated May 31, 1997, as amended November 16, 2000


          Portfolio                                 Rate
          ---------                                 ----

          Advisory Foreign Fixed Income            .375%
          Advisory Foreign Fixed Income II         .375%
          Advisory Mortgage                        .375%
          Balanced                                 .450%
          Balanced Plus                            .550%
          Cash Reserves                            .250%
          Domestic Fixed Income                    .375%
          Equity                                   .500%
          Fixed Income                             .375%
          Fixed Income II                          .375%
          Global Fixed Income                      .375%
          Growth                                   .500%
          High Yield                               .450%
          Intermediate Duration                    .375%
          International Fixed Income               .375%
          Limited Duration                         .300%
          Mid Cap Growth                           .500%
          Mid Cap Growth II                        .750%
          Mid Cap Value                            .750%
          Multi-Asset-Class                        .650%
          Multi-Market Fixed Income                .450%
          Municipal                                .375%
          NY Municipal                             .375%
          Small Cap Growth                        1.000%
          Small Cap Value                          .750%
          Special Purpose Fixed Income             .375%
          Strategic Small Value                   1.000%
          Targeted Duration                        .375%
          Value                                    .500%
          Value II                                 .500%